Exhibit 4.1

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, WITHOUT PAR VALUE Franklin Financial Network, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate seal to be hereunto affixed. DATED:

Franklin Financial Network, Inc. THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE REGULATORY AGENCY THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED PLEDGED, OR OTHERWISE HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECTTO THE SECURITYUNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW OR AN OPINION OF COUNSEL THAT THE PROPOSED TRANSACTION IS EXEMPT UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF GIFT MIN ACT- Custodian TEN ENT—as tenants by the entireties(Cust) (Minor) JT TEN —as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common(State) Additional abbreviations may also be used though not in the above list. For Value Received,, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint              ‘ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated: x : . / x wr-mrp- thesignature(s)toTHisASSiGNMENTMUSTcorrespondwiTHTHENAME(S) UPON THE FACE OF TH|S CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed BY: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SINGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.